Exhibit 10.5

EPIRUS BIOPHARMACEUTICALS, INC
ID: 04-3514457
699 Boylston St
8th Floor
Boston, MA 02116

Notice of Grant of Stock Options and Option Agreement

<<Name>>	Option Number:	<<Number>>
<<Address>>	Plan:	2004

Effective <<Grant Date>>, you have been granted a(n) Non-Qualified Stock Option to buy <<Shares>> shares of EPIRUS BIOPHARMACEUTICALS, INC (the Company) stock at $<<Price Per Share>> per share.

The total option price of the shares granted is $<<Total Price>>.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

<<Vest Date Shares>>	<<Vesting Schedule>>	<<Vest Date>>	<<Expire Date>>

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

EPIRUS BIOPHARMACEUTICALS, INC	Date

<<Name>>	Date

OPTION AGREEMENT

Nonstatutory Stock Option

Granted Under the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated

1.             GRANT OF OPTION.

This agreement, together with the Notice of Grant of Stock Options to which this agreement is attached (collectively, this “Option Agreement” or this “Stock Option”) governs the nonstatutory stock option granted by EPIRUS Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), on the date listed on the Notice of Grant of Stock Options (the “Grant Date”) to the employee of the Company or its subsidiaries listed on the Notice of Grant of Stock Options (the “Participant”) pursuant to the CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan (as amended from time to time, the “Plan”). Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, such number of shares of common stock of the Company listed on the Notice of Grant of Stock Options (the “Shares”) at such price per Share listed on the Notice of Grant of Stock Options, which is not less than the fair market value per Share on the date of grant of this Stock Option. The latest date on which this Stock Option, or any part thereof, may be exercised is the tenth anniversary of the Grant Date (the “Final Exercise Date”). This Stock Option is intended to be, and is hereby designated, a nonstatutory option, that is, an option that does NOT qualify as an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

This Stock Option is exercisable in cumulative installments prior to the Final Exercise Date. The Shares subject to this Stock Option shall vest according to the vesting schedule listed on the Notice of Grant of Stock Options.

Notwithstanding the foregoing, upon termination of the Participant’s Employment, any portion of this Stock Option that is not then exercisable will immediately expire and the remainder of this Stock Option will remain exercisable for three months (unless termination of the Participant’s Employment resulted from reasons that in the determination of the Administrator cast such discredit on the Participant as to justify immediate forfeiture of this Stock Option, in which case this entire Stock Option shall immediately expire and no portion thereof shall remain exercisable); PROVIDED, that any portion of this Stock Option held by the Participant immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for one year following the Participant’s death; AND FURTHER PROVIDED, that in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.

2.             EXERCISE OF STOCK OPTION.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this Option Agreement and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows: (i) by delivery of cash or check acceptable to the Administrator; (ii) through a broker-assisted exercise program acceptable to the Administrator; (iii) through the delivery of Shares previously owned by the Participant that have a fair market value equal to the exercise price, (iv) by other means acceptable to the Administrator, or (v) through any combination of the foregoing. In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

3.             RESTRICTIONS ON TRANSFER OF SHARES.

If at the time this Stock Option is exercised the Company or any of its stockholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

4.             WITHHOLDING; AGREEMENT TO PROVIDE SECURITY.

If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes) and gives such security as the Company deems adequate to meet its potential liability for the withholding of tax upon a disposition of the Shares and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security.

5.             NONTRANSFERABILITY OF STOCK OPTION.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

6.             PROVISIONS OF THE PLAN.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant. By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this Option Agreement. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.